*** Certain information (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                                                    EXHIBIT 10.2






                              EXCLUSIVE DISTRIBUTOR
                                    AGREEMENT


                                     BETWEEN

                                       ***

                                       AND
                               AMERICAN BIOGENETIC
                                  SCIENCES, INC.

                                 Human Vaccines


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


                         EXCLUSIVE DISTRIBUTOR AGREEMENT

      This Agreement, effective this 15th day of January, 2002, by and between American Biogenetic Sciences, Inc. ("Distributor"), a Delaware Corporation, and *** ("Manufacturer"), located in the Russian Federation. The Distributor and the Manufacturer are referred herein together as the "Parties", and each separately as a "Party".

      WHEREAS, the Manufacturer has the ability to produce and export vaccine for smallpox, a vaccine for human use;

      WHEREAS, the Distributor wishes to acquire such vaccine from the Manufacturer and to use reasonable commercial efforts to promote the sale and the distribution of such vaccine in the Territory (as defined below); and

      WHEREAS, the Distributor must obtain all necessary approvals and authorizations of any governmental agency or other body which are necessary for the import and sale of vaccine for smallpox in each country within the Territory and therefore has to bear all costs associated therewith.

      IT IS HEREBY MUTUALLY AGREED THAT:

1.    Definitions.

      (A) Products. The terms "Product" and "Products", as used in this Agreement, mean vaccines for smallpox, a vaccine for human use.

      (B) Territory. The term "Territory" as used in this Agreement shall be defined as the world, except for the countries which, as of the date of this Agreement, form the Commonwealth of Independent States.

2. Subject of the Agreement. Subject to the terms and conditions of this Agreement, Manufacturer hereby appoints the Distributor on an exclusive basis to promote and sell the Products in the Territory, and Distributor accepts such appointment upon the terms and conditions herein stated. Distributor will be the exclusive Distributor of the Products, and Distributor shall retain the right to assign sub-Distributors or sales agents for the sales of the Products in the Territory.

3. Exclusivity. In recognition of the Distributors' efforts to obtain all necessary approvals and authorizations from the governmental and regulatory authorities of the countries within the Territory for the import, sale and distribution of the Products, the Distributor shall have the exclusive right to promote, sell and distribute the Products in the Territory for the 10 (ten) year period from the date of the execution hereof, and for such countries in which the Distributor has obtained all necessary approvals and authorizations from the governmental and regulatory authorities the Distributor shall have the exclusive right to promote, sell and distribute the Product for the entire duration of the Agreement. The Manufacturer agrees not to enter into or continue discussions with any person other than the Distributor regarding the import, sale and distribution of the Products in the Territory during the aforementioned exclusivity periods.
------------------
*** Certain information (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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

4. Approvals and Authorizations. The Manufacturer shall be responsible for the application and for obtaining of all necessary approvals and authorizations of any governmental agency or other body of the Russian Federation in connection with the production, sale and export of the Products from the Russian Federation and all and any costs associated therewith.

      The Distributor shall be responsible for the application and for obtaining of all necessary approvals and authorizations of any governmental agency or other body which are necessary for the import and sale of the Products in each country within the Territory and all and any costs associated therewith; provided, that the Distributor shall not have an obligation to apply for approvals and authorizations of any governmental agency or other body in any country within the territory unless and until the Distributor shall have been satisfied at its sole discretion about the sales potential of the Products in the relevant country taking into account the costs and expenses associated with obtaining the aforementioned approvals and authorizations.

      The Parties agree to assist each other in obtaining abovementioned approvals and authorizations by all possible means, including, without limitation, (i) the Manufacturer - by providing all necessary documentation concerning the Products, as may be requested by the Distributor, and samples of the Products for testing purposes, and (ii) the Distributor by requesting any such information from the Manufacturer in a timely and accurate manner.

5.    Product Purchase.

      (A) Product Prices. The price of the Products that Manufacturer manufactures or has manufactured, for the Distributor shall be negotiated by the parties not less than one times at 3 months. Vaccines for the Products shall be delivered in dispensing units as needed by Distributor.

      (B) Point of Shipment. All of the prices for the Products sold to the Distributor are the Manufacturer, ***, Russia. Title to the Products passes to the Distributor at the time of the issue of the Products with storehouse of the Manufacturer. The Distributor shall be responsible for the payment of all import arrangements including taxes, duties, import licenses and appropriate import documents. The Manufacturer shall be responsible for the payment of all export arrangements including taxes, duties, export licenses, and appropriate export documents.

      (C) Specifications. Parties shall agree to specifications as to quality, packaging and labeling for the Products.

      (D) Payment. Invoices are due and payable on or before the sixty (60) days following the date Manufacturer invoices and delivers Products to the Distributor. Outstanding debt for shipped goods shall not exceed 4 000 000,00 (four million) USD. Distributor must give Manufacturer first-class bank warranty on amount shipped to Products. The period of the performance to warranties must be an equal period of the delay of the payment (60 days).

------------------
      *** Certain information (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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


      (E) Purchase Order Acceptance. Purchase contracts between the Distributor and Manufacturer are binding when Manufacturer provides its notice of acceptance of Distributor's purchase order within ten (10) days by facsimile (+1 631 789
1661) or e-mail (Info@mabxa.com). On each party of goods in one country is arranged separate agreement with Distributor, where is indicated name, amount, delivery date, price to product, due date as well as other term required for export-import.

      (F) Order Fulfillment. Manufacturer agrees that it will use its reasonable commercial efforts to fill the accepted orders as promptly as practicable.

6.    Relationships and Conduct of Business.

      (A) It is agreed and understood that the Parties are independent contractors.

      (B) Any expenses or costs which the Parties incur under this Agreement, and any other expenses incurred by the Parties to operate pursuant to this Agreement shall be paid and borne by each Party individually.

7.    Term and Termination.

      (A) This Agreement shall be for a term of ten (10) years from the date hereof, and shall automatically extend for 1(one) year periods, unless Manufacturer or Distributor give 1(one) year prior written notice of termination.

      (B) If either party breaches a material term of this Agreement the other party shall be allowed to terminate this Agreement if an adequate remedy to cure the breach has not been implemented within 90 (ninety) days after written notice.

8.    Product Evaluation, Quality Assurance Rights and Obligations.

      (A) The Sides realize the common efforts necessary modernization and change existing production, development and review documentation for ensuring the correspondence to Good Manufacturing Practices for the U.S. Government rules and regulations. Manufacturer gives Distributor documentation required for reception of the permits when import the Products on the Territory

      (B) Manufacturer manufactures+ and tests+ the Products in accordance with written procedures, and shall document conformance of the manufacturing with such written procedures and test each lot for compliance with such written procedures. Manufacturer shall implement Quality Assurance procedures to assure that such written manufacturing and testing procedures are followed and that the manufacturing and testing of each lot of Product are properly documented. Manufacturer warrants that all Products supplied to Distributor will be free of defects in material, design and workmanship, and conform to specifications agreed to between Manufacturer and Distributor. To confirm compliance with these requirements, Manufacturer will provide to Distributor a certificate of compliance with each shipment of the Products delivered to Distributor hereunder and all other documentation requested to obtain governmental approvals for the Products in various countries of the Territory.

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

      (C)++ Manufacturer shall permit, if required, on site inspections from the regulatory agency of the country for which Distributor has requested governmental approval of the Product.

9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission and e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

      If to Manufacturer:

      ***


      If to Distributor:

      Alfred J. Roach
      Chairman and CEO
      American Biogenetic Sciences, Inc.

      1375 Akron Street
      Copiague, New York
      Tel:  631-789-2600
      Fax: 631-789-1661
      E-Mail: Info@mabxa.com

10. Distributor Manufacturing. Distributor reserves the right to manufacture, or have manufactured, or have filled, the Products on terms to be agreed upon.

11.   Assignment.      Distributor shall have the right to assign or
transfer this Agreement, to one or more third parties upon mutual agreement of the distributor and manufacturer.

12.   Entire Agreement.   This Agreement contains the entire
understanding of the parties hereto with respect to the transactions contemplated and may only be amended or modified if reduced to writing and signed by both parties.

13. Captions, Headings, or Titles. All captions, headings or titles in the sections of the Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or a limitation of scope of the particular sections to which they apply.

14. Counterparts. This Agreement may be signed in counterparts and shall become effective as if executed in a single, complete document as of the date hereof upon its execution by both parties. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures if they are preapproved by telephone and followed by delivery of the original documents by mail or courier.
------------------
*** Certain information (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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


15. Governing Law. This Agreement and any modifications and additions thereto shall be governed in accordance with the laws of the Russian Federation.

16. Disputes and Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") in accordance with the ICC Rules of Arbitration in effect at the time of the arbitration. The arbitration proceedings shall be conducted in Geneva, Switzerland and in the English language. There shall be three (3) arbitrators, one of whom shall be selected by the Party seeking to initiate the arbitration, one by the other Party and the third by the two arbitrators so selected. The arbitration award shall be given in writing and shall be final and binding on the Parties with respect to the subject matter in controversy. The Parties shall keep confidential the arbitration proceedings and terms of any arbitration award, except as may otherwise be required by law. Each Party shall bear its own legal fees and other costs related to the arbitration, except that the arbitrators shall determine who shall bear the costs of the arbitrators. The arbitrators may determine arbitrability but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement.

17. Confidentiality The Parties undertake to keep this agreement confidential and not to disclose without the consent of the other Party any confidential information concerning specifications of the specified products, their prices, conditions and standard items, and also destinations, except as may be required by applicable law or by the rules or regulations of any exchange or over-the-counter market on which the shares of any such Party are traded.

      In Witness Whereof, Manufacturer and the Distributor have duly signed and executed this Agreement effective as of the date first written above.

American Biogenetic Sciences, Inc.        ***


By:   /s/ Alfred J. Roach           By:   /s/ ***
    ---------------------------         --------------------------------
      Alfred J. Roach                     ***
      Chairman and CEO                    ***

AGREEMENT EXECUTED IN BOTH ENGLISH AND RUSSIAN WITH BOTH LANGUAGE
VERSIONS BEING OF EQUAL VALIDITY


------------------
*** Certain information (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.


+Note: the word "manufactured" and "test" in Section 8(B) have been changed to "manufactures" and "tests" in accordance with the Russian version of this Agreement.
++Note: the "(B)" has been changed to "(C)" in accordance with the Russian version of this Agreement.

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